CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of XFormity Technologies, Inc. (the "Company") on Form 10-KSB for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Mark Haugejorde, Chief Executive Officer of the Company, and Jack Rabin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    Mark Haugejorde
Mark Haugejorde, Chief Executive Officer
October 26, 2005

/s/   Jack Rabin
Jack Rabin, Chief Financial Officer
October 26, 2005